Exhibit 10.38

EDUCATION REALTY TRUST, INC.
INCENTIVE COMPENSATION PLAN
FOR EXECUTIVE OFFICERS

EDR’s Compensation Philosophy:  EDR seeks to attract and retain the highest quality workforce at all levels.  EDR’s compensation programs provide a mix of salary and incentives appropriate to each area of responsibility and each employee’s level of expertise and contribution.  Compensation levels must be competitive in the marketplace and commensurate with peer group companies. Performance incentives are based on individual achievement as measured at the business unit level and company wide.  Awards will consist of an evaluation of operating metrics against plan and a formal evaluation of the individual in areas of results-based goals, shared values and leadership competencies. Awards under this plan will be offset by any incentives earned under the Real Estate Development Bonus program or incentives earned under a property account bonus plan.

The annual Incentive Compensation Plan is designed to motivate employees to achieve departmental and corporate performance objectives, yet be simple to administer, easy to understand, a measurement of performance and controllable to a large extent by the participant.  Key features are:

•	Bonus targets are established as a percentage of salary.
•	There are two distinct components, each worth 50% of the target bonus:
1.	Corporate Achievement- Funds From Operations (Adjusted)
2.	Individual achievement of predetermined objectives

1.	Corporate Achievement- Funds From Operations (Adjusted):

Funds From Operations (Adjusted) Achievement Level
Threshold	Target	Maximum
80%	100%	120%

Bonus Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

Performance below 80% of target FFOA results in no bonus being paid for this component of the plan.

2.	Individual Objective Achievement:

Individual Objectives Achievement Level
Threshold	Target	Maximum
60%	100%	100%

Bonus Range Multiplier
Threshold	Target	Maximum
30%	50%	50%

Key MBO type statements, numbering no more than 5-7, are written at the beginning of each fiscal year.  There is no upside potential; however there is a downside for individuals who achieve less than 100% of their objectives, as rated by their supervisor.  An achievement rating of 0% to 100% will be applied to the target bonus to determine the award for individual achievement.

Exhibit 10.38

The organization’s reward philosophy is targeted toward the long-term; therefore there will be only one payout per year, in March following the close of the fiscal year.  The base pay of record at the end of the fiscal year will be the basis for determining the bonus target in that fiscal year.  Proration for a partial year is acceptable for new hires; since a new hire is essentially learning the position responsibilities, the establishment of individual objectives is not feasible during the partial year.  Therefore, the new hire bonus amount will consist of a proration of the bonus award attributed to the FFOA with no bonus calculated for the individual objectives portion. No proration for a partial year is calculated for a participant who terminates prior to the end of the measurement period except in the event of death or disability.  A matrix for determining the multipliers for FFOA and Individual Objective Achievement can be found on page 3.

FFO shall be calculated in accordance with the definition promulgated by the National Association of Real Estate Investment Trusts. Adjustments to the calculation of FFO may be made by the Compensation Committee of the Board of Directors of EDR in its sole and absolute discretion.

BONUS
SAMPLE CALCULATION

 Target Bonus = $100,000
FFOA Achievement = 90%
Individual Objectives Achievement = 95%

Plan

	Threshold	Target	Maximum

50% Corporate Achievement	$25,000	$50,000	$75,000

50% Individual Achievement	$0	$50,000	$50,000

Total Bonus Range	$25,000	$100,000	$125,000

Actual

Component	Achievement Level	Multiplier

Corporate Achievement	90% of Plan	37.5

Individual Achievement	95% of Objective	47.5

Total Multiplier		85.0

Total Bonus Payout                                $100,000 x 85% = $85,000

Exhibit 10.38

ANNUAL BONUS MULTIPLIER MATRICES

Corporate Achievement
% Achieved	Multiplier

80%	25.0%
81%	26.3%
82%	27.5%
83%	28.8%
84%	30.0%
85%	31.3%
86%	32.5%
87%	33.8%
88%	35.0%
89%	36.3%
90%	37.5%
91%	38.8%
92%	40.0%
93%	41.3%
94%	42.5%
95%	43.8%
96%	45.0%
97%	46.3%
98%	47.5%
99%	48.8%
100%	50.0%
101%	51.0%
102%	52.0%
103%	53.0%
104%	54.0%
105%	55.0%
106%	56.0%
107%	57.0%
108%	58.0%
109%	59.0%
110%	60.0%
111%	61.0%
112%	62.0%
113%	63.0%
114%	64.0%
115%	65.0%
116%	67.0%
117%	69.0%
118%	71.0%
119%	73.0%
120%	75.0%

Individual Achievement
% Achieved	Multiplier
60%*	30.0%
61%	30.5%
62%	31.0%
63%	31.5%
64%	32.0%
65%	32.5%
66%	33.0%
67%	33.5%
68%	34.0%
69%	34.5%
70%	35.0%
71%	35.5%
72%	36.0%
73%	36.5%
74%	37.0%
75%	37.5%
76%	38.0%
77%	38.5%
78%	39.0%
79%	39.5%
80%	40.0%
81%	40.5%
82%	41.0%
83%	41.5%
84%	42.0%
85%	42.5%
86%	43.0%
87%	43.5%
88%	44.0%
89%	44.5%
90%	45.0%
91%	45.5%
92%	46.0%
93%	46.5%
94%	47.0%
95%	47.5%
96%	48.0%
97%	48.5%
98%	49.0%
99%	49.5%
100%	50.0%

* The multiplier for individual achievement is equal to ½ of the achievement level.  Individual achievement below 60% is extremely rare.